Exhibit 10.10

                             SYNOVUS FINANCIAL CORP.
                        Personal Use of Company Aircraft


Key Executives are each allowed a maximum number of hours of personal use of company aircraft each calendar year.

Personal use of company aircraft by Key Executives includes non-business flights upon which the Key Executive and his or her non-business guests are the only passengers aboard the aircraft and also includes non-business flights upon which the Key Executive is not aboard the aircraft but his or her non- business guests are the only passengers aboard the aircraft.

Personal use of company aircraft is calculated using "block hours", as opposed to "flight hours", and includes "deadhead legs".

For purposes of calculating the number of hours of personal use of company aircraft, each block hour of turbo-prop usage shall equal "one hour of personal usage" and each block hour of jet usage shall equal "two hours of personal usage". Usage of less than whole hours shall be recorded proportionately.

Personal use of company aircraft by Key Executives and their non-business guests is tracked and the value reported for tax purposes for the Key Executive using the Standard Industry Fair Level (SIFL) guidelines.

Needs of the business will always supercede personal use of the aircraft. Personal use is subject to availability.

            Bereavement and Medical Emergency Use of Company Aircraft

Other company team members may utilize a company aircraft for bereavement or medical emergency purposes. All trips for this purpose shall be authorized by Sanders Griffith.

           Use of Company Aircraft by Key Executives and Other Company
              Executives on Previously Scheduled Business Flights

Key Executives and other company executives, and their respective non-business guests, may occupy otherwise unoccupied seats on previously scheduled business flights of company aircraft, and, in the case of Key Executives, such occupancy shall not be counted against the number of hours of personal use of company aircraft available to them. All trips for this purpose shall be authorized by Sanders Griffith. The travel of such executive and his or her non-business guests will be tracked and the value reported for tax purposes to the executive using the SIFL guidelines.

January 2004


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                                  Attachment 1


The following Executives are designated as eligible for the indicated number of hours of personal use of company aircraft:

                                     Synovus

Jim Blanchard---Synovus CEO---50 hours

Jimmy Yancey---Synovus COB---20 hours

Richard Anthony---Synovus President and COO---20 hours

Sonny Deriso---Synovus Vice Chairman---20 hours

Lee Lee James---Synovus Vice Chairman---20 hours

Fred Green---Synovus Vice Chairman---20 hours

Sanders Griffith---Synovus General Counsel---20 hours

                                      TSYS

Phil Tomlinson---TSYS CEO---20 hours

Rick Ussery---TSYS COB---20 hours

Troy Woods---TSYS President and COO---20 hours





January 2004